Exhibit 5.1

Kornit Digital Ltd.

12 Ha’Amal Street

Rosh Ha’Ayin 4809246, Israel

September 14, 2020

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Kornit Digital Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the offer, issuance and sale by the Company, from time to time, of an indeterminate aggregate number of ordinary shares, par value 0.01 New Israeli Shekels per share (“Ordinary Shares”) of the Company (the “Primary Shares”) as may, from time to time, be issued and sold at indeterminate initial offering prices. The Registration Statement furthermore registers the resale, from time to time, of up to 2,932,176 Ordinary Shares (the “Secondary Shares”, and together with the Primary Shares, collectively, the “Shares”) that may be issued to Amazon.com NV Investment Holdings LLC (the “Selling Shareholder”) under a warrant, dated January 10, 2017, issued by the Company to the Selling Shareholder (the “Selling Shareholder Warrant”), as described in the Registration Statement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; (iv) the Selling Shareholder Warrant; (v) the Transaction Agreement, dated January 10, 2017, between the Company and Amazon.com, Inc. pursuant to which the Selling Shareholder Warrant was issued; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Primary Shares may be issued (an “Underwriting Agreement”), the Underwriting Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Primary Shares, the issuance and sale of the Primary Shares will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.       With respect to the Primary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Primary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Underwriting Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Primary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Primary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Underwriting Agreement, such Primary Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.       With respect to the Secondary Shares, assuming receipt by the Company of the exercise price for the Secondary Shares under, and in accordance with the provisions of, the Selling Shareholder Warrant, the Secondary Shares issuable upon exercise of the Selling Shareholder Warrant will be duly authorized, validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Shares you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Shares are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Shares.

With respect to our opinion as to the Primary Shares, we have assumed that, at the time of issuance and sale of such Primary Shares, to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices